Exhibit 99.3

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/09	6/30/09	09/30/09	12/31/09	2009	3/31/10
Revenues - Consumer vs. Institutional

Consumer	40,350	42,902	50,935	65,083	199,270	49,450
Institutional	9,934	13,558	16,281	13,228	53,001	13,564
	50,284	56,460	67,216	78,311	252,271	63,014

YoY Growth (%)
Consumer	41%	15%	12%	16%	19%	23%
Institutional	43%	32%	15%	29%	27%	37%
Total	41%	18%	12%	18%	20%	25%

% of Total Revenue
Consumer	80%	76%	76%	83%	79%	78%
Institutional	20%	24%	24%	17%	21%	22%
	100%	100%	100%	100%	100%	100%

Consumer Revenue by Channel

DTC	24,945	25,944	28,470	34,643	114,002	30,668
Kiosk	8,222	9,279	9,776	13,141	40,418	9,356
Global Retail	7,183	7,679	12,689	17,299	44,850	9,426
	40,350	42,902	50,935	65,083	199,270	49,450

YoY Growth (%)
DTC	32%	25%	7%	14%	18%	23%
Kiosk	34%	16%	-3%	8%	11%	14%
Global Retail	101%	-12%	42%	29%	29%	31%
	41%	15%	12%	16%	19%	23%

% Revenue by Channel
DTC	62%	60%	56%	53%	57%	62%
Kiosk	20%	22%	19%	20%	20%	19%
Global Retail	18%	18%	25%	27%	23%	19%
Total	100%	100%	100%	100%	100%	100%

Unit Metrics
Consumer unit volume (in thousands)	116.3	118.8	143.5	190.3	568.9	127.4
Consumer average sales price per unit	$347	$361	$355	$342	$350	$388

YoY Unit Metrics Growth (%)
Consumer unit volume	8%	-9%	0%	13%	3%	10%
Consumer average sales price per unit	30%	26%	12%	3%	16%	12%

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/09	6/30/09	09/30/09	12/31/09	2009	3/31/10

# of Kiosks (end of period)
US	154	172	207	201	201	190
Europe	3	6	10	9	9	9
Asia Pacific	4	5	7	32	32	41
Total # of Kiosks (end of period)	161	183	224	242	242	240

Revenues by Geography

United States	47,477	53,128	62,379	69,821	232,805	52,476
International	2,807	3,332	4,837	8,490	19,467	10,538
	50,284	56,460	67,216	78,311	252,271	63,014

Revenues by Geography (as a %)
United States	94%	94%	93%	89%	92%	83%
International	6%	6%	7%	11%	8%	17%
	100%	100%	100%	100%	100%	100%

YoY Growth (%)
United States	42%	16%	9%	11%	17%	11%
International	25%	63%	99%	161%	95%	275%